                                                                     EXHIBIT 4.1

                           CERTIFICATE OF AMENDMENT
                                      OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                          BORLAND INTERNATIONAL, INC.

     Borland International, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the

"DGCL"), DOES HEREBY CERTIFY that the Amendment of the Restated Certificate of

Incorporation set forth in the following resolution has been duly adopted in accordance with the provisions of Section 242 of the DGCL.

     RESOLVED, that the Restated Certificate of Incorporation of the Corporation be amended by striking Article 1 in its entirety and replacing it with the following:

         "FIRST:  The name of the Corporation is Inprise Corporation."

     IN WITNESS WHEREOF, this Certificate of Amendment to the Restated

Certificate of Incorporation has been executed on behalf of the Corporation by its Chief Executive Officer on this 5th day of June, 1998.

                                      /s/  Delbert W. Yocam
                                     -------------------------
                                     Delbert W. Yocam,  Chief Executive Officer

                    RESTATED CERTIFICATE OF INCORPORATION
                                     OF

                         BORLAND INTERNATIONAL, INC.

                                  * * * * *

     Borland International, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law filed its original Certificate of Incorporation with the Secretary of State of Delaware on July 10, 1989 under the name Borland International Delaware, Inc. Pursuant to Section 245 of the Delaware General Corporation Law, Borland International, Inc. DOES HEREBY
CERTIFY:

     FIRST: That the Board of Directors of Borland International, Inc. has duly adopted resolutions setting forth the Restated Certificate of Incorporation of said corporation, declaring said restatement of the Certificate of Incorporation to be advisable. Said Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation as heretofore amended and supplemented and there is no discrepancy between such provisions and the provisions of the Restated Certificate of Incorporation. The resolution setting forth the proposed restatement is as follows:

     RESOLVED, that the Certificate of Incorporation of the Corporation shall be restated to read as set forth in Exhibit A hereto.

     SECOND: That said amendment was duly adopted in accordance with the provisions of Section 245 of the General Incorporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Borland International Delaware, Inc. has caused this certificate to be signed by Delbert W. Yocam, its President, and Hobart McK. Birmingham, its Secretary, this 21st day of October, 1997.



                                      By:    /s/  Delbert W. Yocam
                                             -----------------------------------
                                             Delbert W. Yocam, President


                                Attested:    /s/  Hobart McK. Birmingham
                                             -----------------------------------
                                             Hobart McK. Birmingham, Secretary

                                   EXHIBIT A
                                   ---------

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                          BORLAND INTERNATIONAL, INC.


     FIRST: The name of this corporation shall be BORLAND INTERNATIONAL, INC.

     (a) SECOND: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law. THIRD: (a) This corporation is authorized to issue two
(2) classes of stock to be designated, respectively, "preferred stock" and "common stock." The total number of shares which the corporation is authorized to issue is one hundred and one million (101,000,000) shares. One million (1,000,000) shares shall be preferred stock, with a par value of One Cent ($.01) per share, and one hundred million (100,000,000) shares shall be Common Stock, with a par value of One Cent ($.01) per share.

     (b) The preferred stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of preferred stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     (c) Pursuant to the authority granted pursuant to paragraph (b) of this Article Third, the Board of Directors has created a series of Preferred Stock designated as Series A Junior Participating Preferred Stock with the following rights, powers, preferences, qualifications, limitations and restrictions:

           Section 1.   Designation and Amount. The shares of such series
                        ----------------------
     shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 100,000.

           Section 2.   Dividends and Distributions.
                        ---------------------------

           (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of
     (a) $.01 or (b) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value of $.01 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after December 20, 1991 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

           (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph
     (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.01 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent
     Quarterly Dividend Payment Date.

           (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro-rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

           Section 3.   Voting Rights. The holders of shares of Series A
                        -------------
     Junior Participating Preferred Stock shall have the following voting rights:

           (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

           (B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

           (C)   (i)   If at any time dividends on any Series A Junior
     Participating Preferred Stock shall be in arrears in an amount equal to six
     (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect one (1) Director.

           (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to one (1) Director or, if such right is exercised at an annual meeting, to elect one (1) Director. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior
                                     ----------
     Participating Preferred Stock.

           (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

           (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect one (1) Director voting as a class, after the exercise of which right (x) the Director so elected by the holders of Preferred Stock shall continue in office until his successor shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

           (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

           (D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

           Section 4.   Certain Restrictions.
                        --------------------

           (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have be paid in full, the Corporation shall not

           (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

           (ii) declare or pay dividends on or make any other distribution on any shares of stock ranking pari passu (either as to dividends or upon
                                    ----------
     liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such stock ranking pari passu with the Series A Junior Participating Preferred Stock on
     ----------
     which dividends are
     payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

           (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking pari passu (either as to dividends or upon
                                 ----------
     liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such stock ranking pari passu with the Series A Junior Participating Preferred Stock in
     ----------
     exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock;

           (iv)   purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking pari passu with the Series A Junior Participating Preferred Stock,
             ----------
     except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

           (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph
     (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

           Section 5.   Reacquired Shares. Any shares of Series A Junior
                        -----------------
     Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new Series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

           Section 6.   Liquidation, Dissolution or Winding Up
                        --------------------------------------

           (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $10 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the
     "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1000 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

           (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to the respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

           (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or
     (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

           Section 7.   Consolidation, Merger, etc. In case the Corporation
                        --------------------------
     shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating
     Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision of adjustment hereinafter set forth) equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

           Section 8.   No Redemption. The shares of Series A Junior
                        -------------
     Participating Preferred Stock shall not be redeemable.

           Section 9.   Ranking. The Series A Junior Participating Preferred
                        -------
     Stock shall rank junior to all other Series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

           Section 10.   Amendment. The Restated Certificate of Incorporation
                         ---------
     of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect then adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

           Section 11.  Fractional Shares. Series A Junior Participating
                        -----------------
     Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

     (d) Pursuant to the authority granted pursuant to paragraph (b) of this Article Third, the Board of Directors has created a series of Preferred Stock, $0.01 par value, designated as Series B Convertible Preferred Stock, consisting of 1,470 shares, the powers, preferences and relative, participating, optional or other special rights of which, and the qualifications, limitations or restrictions of which, are as follows:

           Section 1.   Voting.  The holders of the Series B Convertible
           ------- -    ------
     Preferred Stock shall have such voting rights as are set forth below except as otherwise required by law from time to time.

           The affirmative approval (by vote or written consent as permitted by applicable law) of the holders of at least 66-2/3% of the outstanding shares of the Series B Convertible Preferred Stock, voting separately as a class, will be required for (i) any amendment, alteration or repeal of the Corporation's Certificate of Incorporation, as amended from time to time, (including any Certificate of Determination, Rights and Preferences) if such amendment, alteration or repeal adversely affects the powers, preferences or rights of the Series B Convertible Preferred Stock (including, without limitation, by creating any class or series of equity securities having a preference over the Series B Convertible Preferred Stock with respect to dividends, redemption, distribution upon liquidation or in any other respect), or (ii) any amendment to or waiver of the terms of the Series B Convertible Preferred Stock or this Certificate.

           Except as provided in the preceding paragraph, to the extent that under applicable law or under the Corporation's Certificate of Incorporation or By-Laws, each as amended from time to time, the approval of the holders of the Series B Convertible Preferred Stock, voting separately as a class, is required to authorize a given action of the Corporation, the affirmative approval (by vote or written consent as permitted by applicable law) of the holders of a majority of the outstanding shares of the Series B Convertible Preferred Stock shall constitute the approval of such action by the class. To the extent that under applicable law or under the Corporation's Certificate of Incorporation or By-Laws, each as amended from time to time, the holders of the Series B Convertible Preferred Stock are entitled to vote on a matter with holders of the Common Stock, voting together as one class, each share of Series B Convertible Preferred Stock shall be entitled to that number of votes as shall be equal to the number of shares of the Corporation's Stock (the "Common Stock") into which each share of Series B Convertible Preferred Stock is convertible on the record date for any meeting of stockholders or on the date of any written consent of stockholders, as applicable (without regard to any conversion restrictions hereunder). Holders of the Series B Convertible Preferred Stock shall be entitled to notice of all shareholder meetings or written consents (whether or not they are entitled to vote thereat), which notice will be provided pursuant to the Corporation's By Laws, as amended from time to time, and applicable statutes.

           Section 2.   Dividends.  No dividends shall accrue with respect to
           ------- -    ---------
     the Series B Convertible Preferred Stock.

           Section 3.   Liquidation Preference.
           ------- -    ----------- ----------

           (a)   Preference. In the event of any liquidation, dissolution or
                 ----------
     winding up of the affairs of the Corporation, voluntarily or involuntarily, the holders of each share of Series B Convertible Preferred Stock shall be entitled to be paid pro rata out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any shares of the Corporation's Common Stock or shares of any other capital stock of the Corporation ranking junior to the Series B Convertible Preferred Stock (collectively, "Junior Stock"), a preferential amount equal to Fifty Thousand Dollars ($50,000.00) per share of Series B Convertible Preferred Stock held by them (such preferential amount, as adjusted to reflect any stock split, stock dividend, combination, recapitalization or reorganization, being hereinafter referred to as the "Series B Preferred Stock Liquidation Preference"). Upon the holder's receipt of the full Preferred Stock Liquidation Preference on any share of Series B

     Convertible Preferred Stock, such share shall be deemed to be cancelled, and the holder of such share of Series B Convertible Preferred Stock shall return the certificate representing such share to the Corporation for cancellation. Except as otherwise provided herein, upon payment of the Series B Preferred Stock Liquidation Preference upon each share of Series B Convertible Preferred Stock, the Corporation shall have no further obligation to make any other payments or distributions out of the assets of the Corporation on any shares of Series B Convertible Preferred Stock in connection with such liquidation, dissolution or winding up of the Corporation. If upon such liquidation, dissolution or winding up, the assets of the Corporation are insufficient (after payment of the liquidation preference of any class of preferred stock ranking senior on liquidation to the Series B Convertible Preferred Stock) to provide for the payment in full of the Series B Preferred Stock Liquidation Preference for each share of Series B Convertible Preferred Stock outstanding, such assets as are available shall be paid out pro rata (determined in accordance with the liquidation preferences of the relevant series of preferred stock) to the outstanding shares of Series B Convertible Preferred Stock and to any holders of any series of preferred stock that ranks pari passu with the Series B Convertible Preferred
                      ---- -----
     Stock.

           (b)   Remaining Assets. After the payment or distribution to the
                 ----------------
     holders of the Series B Convertible Preferred Stock of the full Series B Preferred Stock Liquidation Preference, the holders of the Junior Stock then outstanding shall be entitled to receive all remaining assets of the Corporation to be distributed.

           Section 4.   Conversion.
           ---------    ----------

           The holders of the Series B Convertible Preferred Stock shall have conversion rights in accordance with the following provisions:

           (a)   Voluntary Conversion.  Each holder of one or more shares of
                 --------------------
     Series B Convertible Preferred Stock shall be entitled, at any time and from time to time and at such holder's option, to convert into fully paid and nonassessable shares of Common Stock (as such shares of Common Stock may be constituted on the conversion date) at the rate specified in
     Section 4(d) hereof, subject to adjustment in accordance with Section 5 hereof, up to that number of shares of Series B Convertible Preferred Stock equal to the Convertible Percentage (as determined in accordance with the following table) of the number of shares of Series B Convertible Preferred Stock then held by such holder; provided that, in determining
                                               --------
     the number of shares of Series B Convertible Preferred Stock then held by such holder for purposes of this Section 4(a), such holder shall be deemed to then hold that number of shares of Series B Convertible Preferred Stock actually then held by such holder plus that number of shares of Series B Convertible Preferred Stock previously converted by such holder in accordance with this Section 4(a).

              Date of Conversion
(number of days after issuance of the Series B
 Convertible Preferred Stock being converted)      Convertible Percentage

 ----------------------------------------------  --------------------------


                   1 to 45                                    0%
                  46 to 90                                   20%
                  91 to 135                                  40%
                 136 to 180                                  60%
                 181 to 225                                  80%
              greater than 225                              100%


           Anything in this Section 4(a) to the contrary notwithstanding, a holder of shares of Series B Convertible Preferred Stock shall be permitted to voluntarily convert any number of such holder's shares of Series B Convertible Preferred Stock in accordance with this Section 4(a) in the event that the applicable rate of conversion specified in Section 4(d) hereof, subject to adjustment in accordance with Section 5 hereof, is no less than the Market Price on the Original Issuance Date (as defined below) for such shares of Series B Preferred Stock, subject to adjustment in accordance with Section 5 hereof. The Original Issuance Date shall mean
     (i) with respect to any shares of Series B Preferred Stock issued at the First Closing and the Second Closing, the First Closing Date, (ii) with respect to any shares of Series B Preferred Stock issued at the Put Closing, the Put Closing Date (as defined in the Subscription Agreements for the Series B Preferred Stock), and (iii) with respect to any shares of Series B Preferred Stock issued pursuant to an Additional Purchase Notice (as defined in the Subscription Agreements for the Series B Preferred Stock), the closing date of any purchase of shares of Series B Preferred Stock pursuant to such notice. The term "Fixed Price," as used herein, shall mean (i) with respect to the shares of Series B Preferred Stock issued on the First Closing Date or the Second Closing Date (as defined in the Subscription Agreements for the Series B Preferred Stock), the Market Price as of the First Closing Date, (ii) with respect to the shares of Series B Preferred Stock issued as of the Put Closing Date (as defined in the Subscription Agreements for the Series B Preferred Stock) the Market Price as of the Put Closing Date, and (iii) with respect to the shares of Series B Preferred Stock issued pursuant to an Additional Purchase Notice (as defined in the Subscription Agreements for the Series B Preferred Stock), the Market Price as of the closing date of any such issuance, subject in each case to adjustment as provided herein.

           (b)   Forced Conversion. On any day for which both (i) the
                 -----------------
     registration statement (the "Registration Statement") filed by the Corporation pursuant to the Registration Rights Agreement among the Corporation and the initial purchasers of shares of Series B Convertible Preferred Stock shall have been effective on each of the preceding ninety
     (90) trading days, and during which time no stop order suspending the qualification of the Common Stock for sale in any jurisdiction has been issued and no other transfer restrictions have been imposed, and (ii) the Market Price of the Common Stock for each of the preceding twenty (20) trading days shall not have been less than

     200% of the Fixed Price on the Original Issuance Date (subject to appropriate adjustment in the event of any stock split, combination, recapitalization, reclassification or other capital reorganization as contemplated by Section 5 hereof), the Corporation may, at its option, deliver to each of the holders of record of shares of Series B Convertible Preferred Stock a notice (the "Forced Conversion Notice") of the Corporation's election to cause the conversion of all, but not less than all, shares of Series B Convertible Preferred Stock then outstanding. The date on which the Forced Conversion Notice is received (as defined in Section 15) by the holders shall be referred to as the "Forced Conversion Notice Date." The term "Market Price" shall mean, with respect to the Common Stock on any day, the last reported per share sales price of Common Stock reported on such business day or, in case no sales take place on such day, the average of the closing bid and asked prices on such prior day, in either case, as reported on the Bloomberg Financial Markets for such day, or, if not reported on the Bloomberg Financial Markets, the last quoted price on such prior day (or, if not so quoted, the average of the last quoted high bid and low asked prices) in the over the counter market, as reported by NASDAQ or such other system then in use, or, if on any such prior day no bids are quoted by any such organization, the average of the closing bid and asked prices on such prior day furnished by a professional market maker making a market in Common Stock selected by the Board of Directors of the Company, and, if on any such prior day, no market maker is making a market in the Common Stock, the fair market value of the Common Stock as of such prior day determined reasonably and in good faith by the Board of Directors of the Company.

           Upon receipt of the Forced Conversion Notice and notwithstanding any limitations upon conversion set forth in Section 4(a) hereof, each holder of one or more shares of Series B Convertible Preferred Stock shall be entitled, at any time or times within the period of thirty (30) calendar days following the Forced Conversion Notice Date (the "Forced Conversion Period"), to convert any or all of such holder's shares of Series B Convertible Preferred Stock into fully paid and nonassessable shares of Common Stock (as such shares of Common Stock may be constituted on the conversion date) at the rate specified in Section 4(d) hereof, subject to adjustment in accordance with Section 5 hereof (without regard to the conversion restrictions in (S)4(a)). Subject to the provisions of the following paragraph, on the last day of the Forced Conversion Period, each share of Series B Convertible Preferred Stock then outstanding shall be converted automatically and without further action into fully paid and nonassessable shares of Common Stock (as such shares of Common Stock may be constituted on the conversion date) at the rate specified in Section 4(d) hereof, subject to adjustment in accordance with Section 5 hereof, all as if Conversion Notices had been delivered with respect to all such shares of Series B Convertible Preferred Stock on the last day of the Forced Conversion Period.

               Anything in this Section 4(b) to the contrary notwithstanding, any Forced Conversion Notice delivered in accordance with this Section 4(b) shall be deemed null, void and of no effect upon the occurrence, at any time during the Forced Conversion

     Period, of any one or more of the following events: (i) the Market Price of the Common Stock is less than 85% of the Market Price of the Common Stock on the Forced Conversion Notice Date, (ii) the issuance of any stop order suspending the qualification of the Common Stock for sale in any jurisdiction, (iii) the issuance of any stop order suspending the effectiveness of the Registration Statement, (iv) the suspension of trading of the Common Stock by the Securities and Exchange Commission, the NASDAQ or the NASD, or the delisting of the Common Stock from the NASDAQ, or (v) the occurrence of any material breach by the Corporation of any of its obligations in respect of the Series B Convertible Preferred Stock hereunder.

           (c)   Mandatory Conversion. On the fifth anniversary of the Original
                 --------------------
     Issuance Date, each outstanding share of Series B Convertible Preferred Stock shall be converted automatically and without further action into fully paid and nonassessable shares of Common Stock (as such shares of Common Stock may be constituted on the conversion date) at the rate specified in Section 4(d) hereof, subject to adjustment in accordance with
     Section 5 hereof, and a conversion notice shall be deemed to have been given by the holder of each such outstanding share of Series B Convertible Preferred Stock on such date.

           (d)   Conversion Rate.
                 ---------------

                 (i) Each share of Series B Convertible Preferred Stock that is converted into shares of Common Stock in accordance with Sections 4(a),
     (b) and (c) hereof shall convert into such number of shares of Common Stock as may be purchased with $50,000.00 at a price equal to the lower of (i) the lowest Market Price of the Common Stock during the seven (7) trading days immediately preceding the Holder Conversion Date (as defined in Section 4(e) hereof) or (ii) the Fixed Price, subject to adjustment in accordance with Section 5 hereof.

                 (ii) The number of shares of Common Stock into which each share of Series B Convertible Preferred Stock may be converted pursuant to this Section 4(d), as such may be adjusted from time to time in accordance with Section 5 hereof, is hereafter referred to as the "Conversion Rate."

           (e)   Mechanics of Conversion. Unless conversion is (i) mandatory in
                 -----------------------
     accordance with Section 4(c) hereof or (ii) forced in accordance with
     Section 4(b) hereof and the applicable Forced Conversion Period has expired, any or all shares of Series B Convertible Preferred Stock may be converted by the holder thereof by giving written notice (the "Conversion Notice") by facsimile by 11:00 p.m. Eastern Standard Time, together with the holder's calculation of the Conversion Rate to the Corporation, that the holder elects to convert the number of shares specified therein, which notice and election shall be irrevocable by the holder; and by delivering the certificate or certificates representing the Series B Convertible Preferred Stock to be converted, duly endorsed, by either overnight courier or two-day courier, to the principal office of the Corporation or of any transfer agent for the Series B Convertible Preferred Stock, provided,
                                                                      --------
     however, in the event that such certificate or certificates have been lost,
     -------
     stolen or destroyed, in lieu of delivering such certificate or certificates the holder may notify the Corporation of such loss, theft or destruction and deliver to the Corporation an instrument reasonably satisfactory to the Corporation indemnifying the Corporation from any loss incurred by it in connection with such lost, stolen or destroyed certificate or certificates.

           The Corporation shall, as soon as possible and in any event within three business days, verify the holder's calculation of the Conversion Rate as calculated by the holder, or if the Corporation disagrees with the holder's calculation of the Conversion Rate, deliver to the holder the Corporation's calculation of the Conversion Rate. The Corporation shall use its best efforts to issue and deliver as soon as possible, and in any event within five business days after delivery to the Corporation of a Conversion Notice, to the holder of Series B Convertible Preferred Stock requesting conversion of shares thereunder, or to its designee, one or more certificates representing that number of shares of Common Stock to which such holder shall be entitled, together with one or more certificates representing any shares of Series B Convertible Preferred Stock represented by the certificate or certificates delivered by such holder but not submitted for conversion. The Corporation shall be deemed to have received the Conversion Notice on the date of dispatch by the holder to the Corporation (the "Holder Conversion Date") and the person or persons entitled to receive the shares of Common Stock issuable upon the conversion specified therein shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date, provided that the certificate or certificates representing the shares of Series B Convertible Preferred Stock to be converted (or a notice of loss, theft or destruction and an indemnification instrument in lieu thereof), are received by the Corporation or any transfer agent for the Series B Convertible Preferred Stock within five (5) business days thereafter. If such certificate or certificates (or such notice and indemnification instrument) are not received by the Corporation or any transfer agent for the Series B Convertible Preferred Stock within five (5) business days after the Holder Conversion Date, the Conversion Notice shall, at the election of the Corporation by written notice to the holder requesting such conversion, become null and void unless the holder delivers such certificate or certificates (or such notice and instrument of indemnification) within three (3) business days after receipt by the holder of such election by the Corporation.

           (f)   Limitation on Conversion. Notwithstanding anything to the
                 ------------------------
     contrary herein, in no event shall any holder be entitled to or required to convert Series B Convertible Preferred Stock in excess of that number of shares which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.9% of the outstanding shares of the Common Stock following such conversion. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the shares of Series B Convertible Preferred Stock with respect to which the determination of such proviso is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted shares of Series B Convertible Preferred Stock beneficially owned by the holder and its affiliates and
     (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with
     Section 13(d) of the Securities Exchange Act of 1934, as amended. The provisions of this paragraph shall automatically terminate upon the last day of the Forced Conversion Period or upon the fifth anniversary of the Original Issuance Date for the initial shares of Series B Convertible Preferred Stock.

           Section 5.   Adjustments; Reorganizations.
           ------- -    -----------  ---------------

           (a)   Adjustment for Stock Splits and Combinations. If, at any time
                 --------------------------------------------
     or times after the Original Issuance Date, the Corporation effects a subdivision (by any stock split, stock dividend, recapitalization or otherwise) of the Common Stock into a greater number of shares or combination (by reverse stock split or otherwise), of the outstanding Common Stock into a smaller number of shares, the Conversion Rate and/or the Fixed Price, as applicable, in effect immediately before such subdivision shall be proportionately increased or decreased, as appropriate.

           (b)   Adjustment for Certain Dividends and Distributions. If the
                 --------------------------------------------------
     Corporation at any time or from time to time after the Original Issuance Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or in other securities of the Corporation, then and in each such event provision shall be made so that the holders of Series B Convertible Preferred Stock shall receive that number of shares of Common Stock or other securities of the Corporation, as the case may be, to which such holders would be entitled to receive had such holders converted each share of Series B Convertible Preferred Stock then outstanding into Common Stock immediately prior to the record date for the determination of holders of Common Stock entitled to receive such dividend or other distribution (without regard to any restrictions on conversion).

           (c)   Adjustment for Other Dividends and Distributions. In the event
                 ------------------------------------------------
     that the Corporation, at any time or from time to time after the Original Issuance Date, makes or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable other than in securities of the Corporation, then and in each such event provision shall be made so that the holders of Series B Convertible Preferred Stock shall receive the amount of such dividend or other distribution, payable in the form in which such dividend or other distribution is to be paid to holders of Common Stock, to which such holders would be entitled to receive had such holders converted each share of Series B Convertible Preferred Stock then outstanding into Common Stock immediately prior to the record date for the determination of holders of Common Stock entitled to receive such dividend or other distribution (and without regard to any restrictions on conversion).

           (d)   Adjustment for Reclassification, Exchange and Substitution. In
                 ----------------------------------------------------------
     the event that at any time or from time to time after the Original Issuance Date, the Common Stock issuable upon the conversion of the Series B Convertible Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or reorganization provided for elsewhere in this
     Section 5), then and in each such event each holder of shares of Series B Convertible Preferred Stock shall have the right thereafter to convert such stock into the kind of stock receivable upon such recapitalization, reclassification or other change by holders of shares of Common Stock, all subject to further adjustment as provided herein. In such event, the formula set forth herein for conversion and the Fixed Price shall be equitably adjusted to reflect such change in number of shares or, if shares of a new class of stock are issued, to reflect the market price of the class or classes of stock issued in connection with the above described transaction.

           (e)   Reorganization. If at any time or from time to time after the
                 --------------
     Original Issuance Date there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this
     Section 5), then as a part of such reorganization, provision shall be made so that the holders of the Series B Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of shares of Series B Convertible Preferred Stock the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series B Convertible Preferred Stock after the reorganization to the end that the provisions of this Section 5 (including adjustment of the Conversion Rate and the Fixed Price then in effect and the number of shares issuable upon conversion of shares of the Series B Convertible Preferred Stock) shall be applicable after that event and be as nearly equivalent as may be practicable, including, by way of illustration and not limitation, by equitably adjusting the formula set forth herein for conversion to reflect the market price of the securities or property issued in connection with the above described transaction.

           (f) Acquisition. In the event of (i) a sale or other disposition of
               -----------
     all or substantially all of the assets of the Corporation or (ii) any merger, consolidation or other corporate reorganization or transaction or series of related transactions in which in excess of 50% of the Corporation's voting power is transferred, the holders of the Series B Convertible Preferred Stock shall vote with respect to the approval of such transaction together with the holders of the Common Stock as one class (assuming conversion of all

     Series B Convertible Preferred Stock). The holders of the Series B Convertible Preferred Stock shall be entitled to receive on consummation of any such transaction the consideration which they would have received had all Series B Convertible Preferred Stock been converted to Common Stock immediately prior to the consummation of such transaction (without regard to any then applicable restrictions on conversion).

           Section 6.   Fractional Shares. No fractional shares of Common Stock
           ------- -    ---------- ------
     or scrip representing fractional shares of Common Stock shall be issuable hereunder. The number of shares of Common Stock that are issuable upon any conversion of one or more shares of Series B Convertible Preferred Stock shall be rounded up or down to the nearest whole share.

           Section 7.   Reservation of Stock Issuable Upon Conversion.
           ------- -    ---------------------------------------------

           (a)   Reservation Requirement. The Corporation has reserved and the
                 -----------------------
     Corporation shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Corporation to satisfy any obligation to issue shares of its Common Stock upon conversion of the authorized shares of Series B Convertible Preferred Stock; provided, however, that the number of shares so reserved shall at all times be at least 6,000,000 shares. The number of shares so reserved may be reduced by the number of shares actually delivered pursuant to conversion of shares of Series B Convertible Preferred Stock; provided that in no event shall the number of shares so reserved be less than 125% of the maximum number required to satisfy remaining conversion rights on the unconverted shares of Series B Convertible Preferred Stock (and without regard to any restrictions on conversion hereunder) and the number of shares so reserved shall be increased to reflect stock splits and stock dividends and distributions.

           (b)   Default. If the Corporation does not have a sufficient number
                 -------
     of shares of Common Stock available to satisfy the Corporation's obligations to a holder of one or more shares of Series B Convertible Preferred Stock upon receipt of a Conversion Notice, or if the Corporation is otherwise prohibited by applicable law, regulation, or stock exchange or trading market rule from issuing shares of Common Stock upon receipt of a Conversion Notice because the aggregate number of shares of Common Stock for which shares of Series B Convertible Preferred Stock have been converted since the Original Issuance Date exceeds 7,400,000 (each, a "Conversion Default"), or if the Corporation fails for any other reason (other than due to the failure of any holder of Series B Convertible Preferred Stock to timely deliver the stock certificate for the shares of Series B Convertible Preferred Stock to be converted or reasonably satisfactory indemnification instruments) to issue shares of Common Stock upon receipt of any Conversion Notice for a period of 30 days, the holder of one or more shares of Series B Convertible Preferred Stock requesting conversion shall have the right, upon notice to the Corporation, to require the Corporation to redeem such shares of Series B Convertible Preferred Stock, as soon as possible and in any event within 30 days of such notice, at a price per share which shall be the greater of (i) 110% of the Series B Preferred Stock Liquidation Preference or (ii) the product of the Conversion Rate and the Market Price of the Common Stock on the Holder Conversion Date, such redemption amount to be payable in cash, in readily marketable securities (the marketability and value of which shall be mutually agreed upon by the Corporation and the holder or shall be determined by a nationally recognized investment banking firm), or in a combination thereof.

           Section 8.   No Reissuance of Shares of Series B Preferred Stock. No
           ------- -    ---------------------------------------------------
     share or shares of Series B Convertible Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued as Series B Convertible Preferred Stock, and all such shares shall be retired and shall return to the status of authorized, unissued and retired and undesignated shares of preferred stock of the Corporation. Except as provided in the Subscription Agreements entered into by the Corporation and the initial holders of shares of Series B Convertible Preferred Stock on or about the Original Issuance Date, no additional shares of Series B Convertible Preferred Stock shall be authorized or issued without the consent of at least 66-2/3% in interest of the holders of shares of Series B Convertible Preferred Stock outstanding immediately prior thereto.

           Section 9.   No Impairment. The Corporation shall not intentionally
           ------- -    -- ----------
     take any action which would impair the rights and privileges of the shares of Series B Convertible Preferred Stock set forth herein.

           Section 10.   Holder's Rights if Shares are Delisted or if Trading in
           ------- --    -------------------------------------------------------
     Common Stock is Suspended. In the event that at any time on or after the
     -------------------------
     date hereof and prior to the fifth anniversary of the Original Issuance Date, trading in the shares of the Common Stock is suspended on the principal quotation system, market or exchange for such shares, for a period of five (5) consecutive trading days, other than as a result of the suspension of trading in securities in general, or if the Common Stock is delisted, then, at the option of any holder of one or more shares of Series B Convertible Preferred Stock, the Corporation shall redeem the number of such holder's shares of Series B Convertible Preferred Stock as such holder shall designate, on such date as such holder shall designate (which date shall be within five (5) days thereof), and at the price per share which is the greater of (i) 110% of the Series B Preferred Stock Liquidation Preference for all such shares of Series B Convertible Preferred Stock or
     (ii) the product of the Conversion Rate and the Market Price of the Common Stock on the date of suspension or delisting, such redemption amount to be payable in cash, in readily marketable securities (the marketability and value of which shall be mutually agreed upon by the Corporation and the holder or shall be determined by a nationally recognized investment banking firm), or in a combination thereof.

           Section 11.   Anti-Dilution Redemption. At any time or from time to
           ------- --    ------------- ----------
     time (subject to the limitations set forth in this Section 11), the Corporation, at its option, may deliver to each of the holders of record of shares of Series B Convertible Preferred Stock a notice

     (the "Anti-Dilution Redemption Notice") stating the Corporation's intention to redeem all shares of Series B Convertible Preferred Stock (or such lesser number of shares the aggregate redemption price for which shall not exceed the maximum stated in the Anti-Dilution Redemption Notice) (such shares to be redeemed on a first-surrendered, first-redeemed basis, with any shares the redemption of which would exceed such aggregate maximum dollar amount to be converted in accordance with
     Section 4 hereof) surrendered for conversion during the thirty (30) day period (an "Anti-Dilution Redemption Period") beginning on the fifth
     (5th) business day following the Receipt Date (as defined below) at a Conversion Rate greater than 8,333 (1/3) shares of Common Stock per share of Series B Convertible Preferred Stock, subject to adjustment in accordance with Section 5 hereof. For purposes of this Section 11, the "Receipt Date", as to any holder of shares of Series B Convertible Preferred Stock, shall mean the business day following the date on which the Anti-Dilution Redemption Notice is received by such holder. Each share of Series B Convertible Preferred Stock surrendered for conversion by the holder thereof on the date of, or on either of the two (2) business days immediately following, the Receipt Date shall be converted by the Corporation (and not redeemed), unless such holder consents in writing to redemption in lieu of conversion. The Corporation may terminate redemptions pursuant to an Anti-Dilution Redemption Notice at any time by delivering to each of the holders of record of shares of Series B Convertible Preferred Stock a notice (the "Termination Notice") stating the Corporation's intention to terminate such redemptions, such termination to take effect on the date on which such Termination Notice is delivered by the Corporation, which date shall be written on the face of such Termination Notice.

           Each share of Series B Convertible Preferred Stock to redeemed by the Corporation during an Anti-Dilution Redemption Period shall be redeemed at a price (the "Anti-Dilution Redemption Price") equal to the product of (i) the number of shares of Common Stock into which such share of Series B Convertible Preferred Stock would otherwise convert pursuant to Section 4(d) hereof and (ii) the Market Price of the Common Stock on the date on which such share of Series B Convertible Preferred Stock is submitted for redemption. The Corporation shall redeem each surrendered share of Series B Convertible Preferred Stock (subject to the limitation contained in the preceding paragraph) by delivering to the holder that surrendered each such share a check or wire transfer representing the Anti-Dilution Redemption Price thereof, within the number of days after the date 30 days following the date of the Anti-Dilution Redemption Notice determined in accordance with the following table, but only if the Corporation shall have funds legally available for such payment.

     Number of shares of Series B Convertible
     Preferred Stock presented for conversion          Number of Days
 ------------------------------------------------  ----------------------


                  up to 100                                   5
                 101 to 200                                  10
                 201 to 300                                  15
                 301 to 400                                  25
              greater than 400                               35


           If the Corporation, for any reason, is unable to complete or terminates a redemption pursuant to an Anti-Dilution Redemption Notice, then each holder of one or more shares of Series B Convertible Preferred Stock which were to be redeemed during the Anti-Dilution Redemption Period shall be entitled, at such holder's option, (i) to convert any such shares at a rate equal to the greater of (A) the Conversion Rate in effect on the date of the Conversion Notice relating to such shares or (B) the Conversion Rate in effect on the first business day immediately following the last day on which such shares were required to be redeemed (as determined in accordance with the preceding table) or (ii) to rescind such Conversion Notice. Once the Corporation, for any reason, has failed to complete or has terminated a redemption (other than by delivery of a Termination Notice) pursuant to an Anti-Dilution Redemption Notice, then the Corporation shall not be permitted to deliver any additional Anti-Dilution Redemption Notice unless the Corporation has first obtained the consent of a majority in interest of the holders of the shares of Series B Convertible Preferred Stock then outstanding.

           Section 12.   Full Redemption. On any one (but only one) of the dates
           ------- --    ---- ----------
     which are the second, third and fourth anniversary of the effectiveness of the Registration Statement, the Corporation, at its option, may redeem all, but not less than all, shares of the Series B Convertible Preferred Stock then outstanding at a redemption price per share equal to 110% of the Series B Preferred Stock Liquidation Preference for all such shares of Series B Convertible Preferred Stock, but only if the Corporation shall have funds legally available for such payment.

           Upon any redemption of shares of Series B Convertible Preferred Stock pursuant to this Section 12, written notice (the "Redemption Notice") shall be given by the Corporation to each holder of one or more shares of Series B Convertible Preferred Stock for shares to be redeemed at least twenty
     (20) days prior to the date fixed for redemption (the "Redemption Date"). Such Redemption Notice shall specify the Redemption Date, shall state that all shares of Series B Convertible Preferred Stock outstanding are to be redeemed and the number of shares of Series B Convertible Preferred Stock to be so redeemed, and shall call upon each such holder to surrender on or prior to the Redemption Date, at the place designated in the Redemption Notice, such holder's certificate or certificates representing the shares of Series B Convertible Preferred Stock to be redeemed. Unless a holder shall elect to convert one or more of such holder's shares of Series B Convertible Preferred Stock into Common Stock in accordance with Section 4 hereof, such holder shall surrender the certificate or certificates evidencing such holder's shares of Series B Convertible Preferred Stock (or a notice of loss, theft or destruction and an indemnification instrument in lieu thereof) at the place designated in such Redemption Notice and shall thereupon be entitled to receive payment of the redemption price on the date fixed for redemption. Anything in this
     Section 12 to the contrary notwithstanding, any Redemption Notice delivered in accordance with this Section 12 shall be deemed null, void and of no effect upon the occurrence, at any time during the twenty day period prior to the Redemption Date, of any one or more of the following events: (i) the issuance of any stop order suspending the qualification of the Common Stock for sale in any jurisdiction, (ii) the issuance of any stop order suspending the effectiveness of the Registration Statement, (iii) the suspension of trading of the Common Stock by the Securities and Exchange Commission, the NASDAQ or the NASD, or the delisting of the Common Stock from the NASDAQ, or (iv) the occurrence of any material breach by the Corporation of any of its obligations in respect of the Series B Convertible Preferred Stock hereunder.

           At least fifteen (15) days prior to the Redemption Date, the Corporation shall deposit with any bank or trust company, as a trust fund, a sum sufficient to redeem all shares of Series B Convertible Preferred Stock called for redemption which have not therefore been surrendered for conversion, with irrevocable instructions and authority to the bank or trust company to pay, on or after the date fixed for redemption, the redemption price of such shares to their respective holders upon the surrender of such holder's share certificates at the place designated in the Redemption Notice. From and after the Redemption Date, provided that the deposit referred to in the immediately preceding sentence has been made by the Corporation, the shares of Series B Convertible Preferred Stock shall no longer be outstanding, and the holders thereof shall cease to be shareholders with respect to such shares, and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of such shares without interest upon surrender of their certificates therefor. Any interest accrued on any fund so deposited shall be the property of, and paid to, the Corporation .

           Section 13.   Notice of Adjustment. Upon the occurrence of any of the
           ------- --    ------ -- ----------
     events specified in Section 5, then and in each such case, the Corporation shall give written notice to each holder of such shares subject to conversion under Section 4 hereof, which notice shall describe in reasonable detail such event and the resulting adjustment and shall set forth in reasonable detail the method by which such adjustment was determined.

           Section 14.   Other Notices. In case at any time:
           ------- --    ----- -------

           (i) the Corporation shall declare any dividend upon its Common Stock payable in cash, stock or convertible securities or make any other distribution to the holders of its Common Stock;

           (ii)   the Corporation shall offer for subscription pro rata to the
                                                               --- ----
     holders of its Common Stock any additional shares of stock of any class, any convertible securities, or other rights;

           (iii) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

           (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

     then, in any one or more of said cases, the Corporation shall give to each holder of any shares of Series B Convertible Preferred Stock (a) at least ten (10) days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. The Corporation shall simultaneously make public disclosure of all such information delivered to the holders of Series B Convertible Preferred Stock.

          Section 15.  Notice Requirements.  Unless otherwise provided herein,
          ------- --   ------ ------------
     notices and other deliveries to be made hereunder shall be made by hand or registered or certified mail, postage and charges prepaid, or by express overnight delivery, or by telecopy or telex (in which cases, the original notice shall be sent by means reasonably intended to result in delivery of the original notice to the recipient thereof on the next business day). Such notices and other deliveries shall be addressed, in the case of the Corporation, to the Corporation at its principal place of business, and in the case of any holder of one or more shares of Series B Convertible Preferred Stock, to such holder at the address of such holder appearing on the books of the Corporation or given by such holder to the Corporation for the purpose of notice, or, if no such address appears or is so given, at the last known address of such holder. Notices are deemed delivered upon receipt in accordance with any of the foregoing methods.

     (e) On all matters submitted to a vote of the holders of the corporation's Common Stock, each share of Common Stock shall entitle the holder thereof to one
(1) vote.


     FOURTH: Any action required or permitted to be taken by the stockholders of this corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. At any annual meeting or special meeting of stockholders of this corporation, only such business shall be conducted as shall have been brought before such meeting in the manner provided by the bylaws of this corporation.

     FIFTH: The Board of Directors shall have the power to make, alter, amend and repeal the bylaws of this corporation (except insofar as the bylaws of this corporation adopted by the stockholders shall otherwise provide). Any bylaws made by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders.

     SIXTH: This corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.


     SEVENTH: (a) Elimination of Certain Liability of Directors.  A director
                    ---------------------------------------------
of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     (b)   Indemnification and Insurance.
           -----------------------------

           (1)   Right to Indemnification. Each person who was or is made a
                 ------------------------
party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines,

ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in
                              --------  -------
subparagraph (2) hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this paragraph (b) shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware
                                     --------  -------
General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this paragraph (b) or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

           (2)   Right of Claimant to Bring Suit. If a claim under subparagraph
                 -------------------------------
(1) of this paragraph (b) is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to payment of the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

           (3)   Non-Exclusivity of Rights. The right to indemnification and the
                 -------------------------
payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this paragraph (b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

           (4)   Insurance. The corporation may maintain insurance, at its
                 ---------
expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.


     EIGHTH: (a) Number. The business and affairs of the corporation shall be
                 ------
managed under the direction of the Board of Directors, the number of which, subject to any right of the holders of any series of preferred stock then outstanding to elect additional directors under specified circumstances, shall be fixed from time to time by the Board of Directors pursuant to the bylaws of this corporation.

     (b)   Terms. The directors, other than those who may be elected by the
           -----
holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1990 Annual Meeting of Stockholders, the term of office of the second class to expire at the 1991 Annual Meeting of Stockholders, and the term of office of the third class to expire at the 1992 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders following such initial classification, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election.

     (c)   Stockholder Nomination of Director Candidates. Advance notice of
           ---------------------------------------------
stockholder nominations for the election of directors shall be given in the manner provided in the bylaws of the corporation.

     (d)   Newly Created Directorships and Vacancies. Subject to the rights of
           -----------------------------------------
the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director, or by the shareholders to fill any vacancy not filed by the directors and directors so chosen shall hold office for a term expiring at the Annual Meeting of Stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     (e)   Removal. Subject to the rights of the holders of any series of
           -------
preferred stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause by the affirmative vote of the holders of at least a majority of the voting power of all of the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.

     NINTH: The address of the corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the corporation's registered agent at such address is The Corporation Trust Company.